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                                                                    EXHIBIT 23.2

                 [CHERRY, BEKAERT & HOLLAND, L.L.P. LETTERHEAD]

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS




The Board of Directors
Georgia-Carolina Bancshares, Inc.


       We consent to the use in this Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated February 7, 1997, relating to the statements of financial condition of McDuffie Bank & Trust and the related statements of income(loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Cherry, Bekaert & Holland, L.L.P.


Augusta, Georgia
February 13, 1998